Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

Cassava Sciences, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share(1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Equity	Preferred Stock, par value $0.001 per share(1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Equity	Depositary Shares(1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Debt	Debt Securities(1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Debt Convertible into Equity	Debt Securities(1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Non-Convertible Debt	Debt Securities(1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Other	Warrants(1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Other	Purchase Contracts(1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Other	Rights(1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Other	Units(1)	457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$16,225
	Net Fee Due							N/A

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid With Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fees Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fees Offset Claims	Cassava Sciences, Inc.	S-3	333-237452	March 27, 2020	N/A	$16,225(4)	Unallocated	(4)	(4)	$125,000,000	(2)
Fees Offset Sources	Cassava Sciences, Inc.	S-3	333-237452		March 27, 2020						(2)

(1)

Represents securities that may be offered and sold from time to time in one or more offerings, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities that may be offered and sold from time to time in one or more offerings, by Cassava Sciences, Inc. (the “Registrant”). Separate consideration may or may not be received for securities that are issuable on exercise, settlement, exchange or conversion of other securities or that are issued in units or represented by depositary shares. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)	The Registrant hereby states, in response to Instruction 2.A.iii.c of the “Instructions to the Calculation of Filing Fee Tables and Related Disclosure” of Form S-3, that it elects to rely on Securities Act Rules 456(b) and 457(r) to defer payment of all registration fees, except for $16,225 that may be offset pursuant to Rule 457(p) as described in footnote 4 below. In connection with the securities offered hereby, the Registrant will pay “pay-as-you-go registration fees” in accordance with Securities Act Rule 456(b), except with respect to the offset pursuant to Rule 457(p) as described in footnote 4. The Registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment.

(3)	An unspecified aggregate initial offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.

(4)	The Registrant previously registered an indeterminate amount of securities having an aggregate offering price of up to $200,000,000 pursuant to a Registration Statement on Form S-3 No. 333-237452, filed on March 27, 2020 and amended on April 9, 2020 (the “Prior Registration Statement”), and paid a total registration fee of $25,960. Pursuant to Rule 457(p), $16,225 of the registration fees paid in connection with a portion of the unsold securities registered on the Prior Registration Statement is being applied to this Registration Statement. The offering of such unsold securities from the Prior Registration Statement has been terminated.